EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Saf T Lok Incorporated, in connection with the registration of 1,457,947 shares of its common stock, and to the incorporation by reference therein of our report dated March 9, 2000, (except for Note 13, as to which the date was March 28, 2000) with respect to the financial statements of Saf T Lok Incorporated included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                    /s/ Goldberg Wagner Stump & Jacobs L.L.P.
                                    -----------------------------------------
                                    Goldberg Wagner Stump & Jacobs L.L.P.

West Palm Beach, FL

August 17, 2000